Rule 424(b)(3)
                                                                  33-62727

                   SUPPLEMENT NUMBER 1 DATED OCTOBER 25, 1995
                     TO PROSPECTUS DATED SEPTEMBER 26, 1995

                          READING & BATES CORPORATION

                                 Common Stock

        The Prospectus dated September 26, 1995 is hereby supplemented by the addition of the following information under the caption "SELLING STOCKHOLDERS" therein.

        DeepFlex Production Services, Inc. has informed the Company that as of October 12, 1995, it had sold all of the 1,232,057 Shares owned by it in various transactions in accordance with the Plan of Distribution set forth in the Prospectus.